Exhibit 10.1
FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT
     THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Amendment”) is entered into as of the 31st day of January, 2008, by and among XATA Corporation (“Purchaser”), GeoLogic Solutions, Inc. (the “Company”), Platinum Equity Capital Partners, L.P., Platinum Equity Capital Partners-A, L.P., Platinum Equity Capital Partners-PF, L.P., and Platinum Transportation Principals, LLC (“Sellers”), and GeoLogic Management, Inc. (the “FCC SPE”).
     WHEREAS, Purchaser, Sellers and FCC SPE entered into that certain Stock Purchase Agreement dated as of December 19, 2007 (the “Agreement”); and
     WHEREAS, Purchaser, Sellers and FCC SPE desire to amend the Agreement, on the terms and subject to the conditions of this Amendment.
     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein and in the Agreement, and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), Purchaser, Sellers and FCC SPE hereby agree as follows:
     1. Unless otherwise defined herein, each capitalized term used herein shall have the meaning (if any) provided therefor in the Agreement.
     2. Section 2.3 of the Agreement is hereby amended and restated to read in its entirety as follows:
          “2.3 Payment of Purchase Price. The Purchase Price shall be paid at Closing as follows:
               (a) Purchaser shall, on behalf of the Company, pay all outstanding Indebtedness in accordance with the payoff letters to be delivered at Closing pursuant to Section 10.4;
               (b) Purchaser will issue to Sellers the Seller Notes in the aggregate principal amount of $1,475,000 and the Seller Convertible Notes in the aggregate principal amount of $525,000;
               (c) Purchaser will deposit into escrow with the Escrow Agent an aggregate amount equal to $300,000 (the “Indemnification Escrow Amount”) all of which shall be made up of shares of common stock of XATA Corporation in an amount equal to (i) $300,000 divided by (ii) the Per Share Price (the “Escrowed XATA Shares”), to be held by the Escrow Agent pursuant to the terms of the Indemnification Escrow Agreement;
               (d) Purchaser will deposit into escrow with the Escrow Agent an aggregate amount equal to $735,000 (the “Severance Escrow Amount”) to be held by the Escrow Agent pursuant to the terms of the Severance Escrow Agreement;

               (e) Purchaser will deposit into escrow with the Escrow Agent an aggregate amount equal to $150,000 (the “Audit Escrow Amount”) to be held by the Escrow Agent pursuant to the terms of the Audit Escrow Agreement;
               (f) Two business days prior to Closing Date, Sellers shall deliver to Purchaser a pre-closing statement (the “Pre-Closing Statement”) setting forth Sellers reasonable calculation, prepared in accordance with the Company’s accounting policies and practices and in accordance with GAAP of the estimated Net Working Capital of the Company on the Closing Date (the “Estimated Working Capital”). If Estimated Working Capital is less than $850,000, then the Purchaser will retain from the Purchase Price an amount (the “Holdback Amount”) equal to (i) the Target Amount minus (ii) the Estimated Working Capital;
               (g) Purchaser shall, on behalf of the Company, pay $325,000 to QSI Corporation, which amount represents Sellers’ portion of the Cancellation Fee (as such term is defined in that certain Cancellation Agreement, dated as of January 24, 2008, by and between QSI Corporation and the Company);
               (h) Purchaser shall, on behalf of the Company, pay $34,410 to Stellar Satellite Communications Ltd., which amount represents Sellers’ portion of the Payment (as such term is defined in that certain Letter Agreement re: Termination of DS100 Modem Purchase Agreement, dated as of January 28, 2008, by and between Stellar Satellite Communications Ltd. and the Company); and
               (i) An amount equal to the Purchase Price less the payments made under Sections 2.3(a) through 2.3(h) shall be allocated among Sellers pro rata in accordance with the number of Shares being sold and shall be paid by Purchaser to each Seller at the Closing by wire transfer of immediately available funds to such account as Sellers may designate in writing prior to the Closing.”
     3. Section 10.1 of the Agreement is hereby amended to delete the last sentence of such paragraph.
     4. Purchaser acknowledges and agrees to pay on behalf of the Company $75,000 to QSI Corporation, which amount represents Purchaser’s portion of the Cancellation Fee (as such term is defined in that certain Cancellation Agreement, dated as of January 24, 2008, by and between QSI Corporation and the Company (the “Cancellation Agreement”)), when such payment is due under the Cancellation Agreement.
     5. Except as amended by the foregoing, the Agreement and each provision thereof shall remain in full force and effect.
     6. Each reference to the Agreement in any document or instrument delivered pursuant to or in connection with the Agreement shall be deemed to be a reference to the Agreement, as amended by this Amendment.

     7. This Amendment may be executed by facsimile and in one or more counterparts, all of which shall be considered one and the same instrument, binding on each party, notwithstanding that each party is not a signatory to the same counterpart.
     8. This Amendment will be governed by the laws of the State of New York without regard to conflicts of laws principles.
[Signature page follows]

     IN WITNESS WHEREOF, each of the parties has executed this Amendment as of the date first set forth above.

PURCHASER:		THE COMPANY:

XATA CORPORATION		GEOLOGIC SOLUTIONS, INC.

By:	/s/ Mark Ties	By:	/s/ Eva M. Kalawski

Name::	Mark Ties	Name::	Eva M.Kalawski

Title::	Chief Financial Officer	Title::	Vice President & Secretary

FCC SPE:		SELLERS:

GEOLOGIC MANAGEMENT, INC.		PLATINUM EQUITY CAPITAL PARTNERS, L.P.

By:	/s/ Eva M. Kalawski	PLATINUM EQUITY CAPITAL PARTNERS-A, L.P.

Name::	Eva M. Kalawski
Title::	Vice President & Secretary	PLATINUM EQUITY CAPITAL PARTNERS-PF, L.P.

		By:	Platinum Equity Partners, LLC, their general partner

			By:	Platinum Equity Investment Holdings, LLC, its senior managing member

		By:	/s/ Eva M. Kalawski

		Name::	Eva M. Kalawski

		Title::	Vice President & Secretary

PLATINUM TRANSPORTATION PRINCIPALS, LLC

		By:	Platinum Equity Investment Holdings, LLC, its senior managing member

		By:	/s/ Eva M. Kalawski

		Name::	Eva M. Kalawski

		Title::	Vice President & Secretary